Exhibit 10.7

BAMBOO INSURANCE SERVICES, INC. 2026 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2026 Incentive Award Plan (as amended from time to time, the “Plan”) of Bamboo Insurance Services, Inc. (the “Company”).
The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Each vested RSU represents the right to receive, in accordance with the Agreement, one share of Common Stock (“Share”). Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Number of RSUs:	[Insert Number of RSUs] with respect to Class A common stock of the Company
Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	Subject to Section 2.2 of the Agreement, the RSUs shall vest in three equal installments, with 1/3 of the RSUs vesting on each of the first, second and third anniversaries of the Grant Date, in each case subject to the Participant’s continued service to a Participating Company through the applicable vesting date
If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed to come from the electronic capitalization system and shall be considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the RSUs through such electronic capitalization table system.
By accepting this Award electronically through the Plan service provider’s online grant acceptance procedure, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

BAMBOO INSURANCE SERVICES, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
Section 1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)    “Participating Company” shall mean the Company or any of its parent entities or Subsidiaries.
Section 1.2    Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan (including, without limitation, Section 10.7 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS
Section 2.1    Award of RSUs and Dividend Equivalents
(a)    In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant shall have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs shall represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend

Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.
Section 2.2    Vesting of RSUs and Dividend Equivalents.
(a)    Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice, except that any fraction of an RSU that would otherwise be vested shall be accumulated and shall vest only when a whole RSU has accumulated. Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests.
(b)    In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents that are not so vested shall lapse and expire.
(c)    Notwithstanding Section 2.2(b) or any other provision of this Agreement to the contrary, if (i) a Change in Control occurs and the RSUs are assumed, continued or substituted in connection with such Change in Control in accordance with Section 8.2(c) of the Plan and (ii) Participant experiences a Termination of Service by the Company (or its successor or Subsidiary or affiliate, as applicable) without Cause (and other than as a result of Participant’s death or Disability) on or within the twelve-month period immediately following the consummation of such Change in Control, then, effective as of the date of such Termination of Service, any then-unvested RSUs will accelerate and become fully vested. Any RSUs that vest pursuant to this Section 2.2(c) will be settled in accordance with Section 2.3, subject to any delay required to comply with Section 409A.
Section 2.3    Distribution or Payment of RSUs.
(a)    Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.2 hereof, but in no event later than March 15 of the year after the year of vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(b)    All distributions shall be made by the Company in the form of whole Shares.
Section 2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the

Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)    The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Laws to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;
(ii)    by the deduction of such amount from other compensation payable to Participant;
(iii)    with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv)    with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)    with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)    in any combination of the foregoing.

(b)    With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(c)    In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section (c) if such delay will result in a violation of Section 409A of the Code.
(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
Section 2.6    Participant Tax Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
Section 2.7    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) shall have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.
OTHER PROVISIONS
Section 3.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Laws, no member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 3.2    RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
Section 3.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.
Section 3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 3.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 3.6    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 3.7    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Laws. To the extent permitted by Applicable Laws, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Laws.
Section 3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.
Section 3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 3.11    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 3.13    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 3.14    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
Section 3.16    Clawback. The RSUs (including any proceeds, gains or other economic benefit Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) shall be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).
Section 3.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
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